Supplemental Financial & Operating Information THIRD QUARTER ENDED SEPTEMBER 30, 2018

CORPORATE OVERVIEW NYSE:SRC About Spirit Spirit Realty Capital, Inc., (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties. As of September  30, 2018, our diversified portfolio was composed of 1,523 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 28.7 million square feet, are leased to 252 tenants across 49 states and 32 tenant industries. Corporate Headquarters Transfer Agent Investor Relations 2727 N. Harwood St., American Stock Transfer (972) 476-1403 Suite 300 & Trust Company, LLC InvestorRelations@spirit Dallas, Texas 75201 Phone: 866-703-9065 realty.com Phone: 972-476-1900 www.amstock.com www.spiritrealty.com Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 2

TABLE OF CONTENTS NYSE:SRC Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Investment and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 13 Same Store Contractual Rent 17 Occupancy 18 Lease Structure and Expirations 19 Net Asset Value (NAV) Components 20 Analyst Coverage 21 Appendix: 22 Reporting Definitions and Explanations 23 Non-GAAP Reconciliations 27 Forward-Looking Statements and Risk Factors 28 Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 3

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data	
Total Real Estate Investments	$ 5,137,341
Owned Properties	1,470
Properties Securing Mortgage Loans	53
Total Properties	**1,523**
Tenants	252
Tenant Industries	32
States	49
Weighted Average Remaining Lease Term (Years)	9.7
Occupancy	99.6%

Financial Ratios	Quarter Ended September 30, 2018
Adjusted Debt / Enterprise Value	36.5%
Adjusted Debt / Annualized Adjusted EBITDA*re*	5.2x
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*	5.6x
Fixed Charge Coverage Ratio	4.4x
Unencumbered Assets / Unsecured Debt	2.5x

Capitalization	
Common Market Equity	$ 3,439,526
Preferred Share Liquidation Value	$ 172,500
Total Capitalization	$ 3,612,026
Total Adjusted Debt	$ 2,072,303
Enterprise Value	$ 5,684,329
Outstanding Shares of Common Stock (1)	426,740,154

(1) Total outstanding shares as of September 30, 2018, less 1.7 million unvested restricted shares.

	Top 10 Tenants	Properties	Percent of Contractual Rent
1	Walgreen Company	40	3.5%
2	Cajun Global, LLC	170	3.4%
3	Alimentation Couche-Tard, Inc.	82	3.0%
4	The Home Depot, Inc.	7	2.8%
5	CVS Caremark Corporation	35	2.5%
	Top 5 Total	**334**	**15.2%**
6	Life Time Fitness, Inc.	5	2.4%
7	GPM Investments, LLC	105	2.3%
8	AB Acquisition, LLC	16	1.9%
9	Ferguson Enterprises, Inc.	7	1.7%
10	PetSmart, Inc.	4	1.7%
	Top 10 Total	**471**	**25.2%**

Corporate Liquidity	
Cash and Cash Equivalents	$ 7,578
Availability Under Revolving Credit Facility	643,000
Total	**$ 650,578**

Unencumbered Assets	Properties	Real Estate Investment
Retail	1,087	$ 3,612,933
Industrial	20	246,435
Office	27	176,590
Data Centers	3	56,748
Total	**1,137**	**$ 4,092,706**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands NYSE:SRC (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2018 2017 2018 2017 Revenues: Rentals $ 97,311 $ 103,523 $ 290,549 $ 307,822 Interest income on loans receivable 1,121 865 2,410 2,392 Earned income from direct financing leases 465 483 1,395 1,613 Tenant reimbursement income 3,516 3,270 10,021 10,922 Related party fee income 6,750 — 8,969 — Other income 481 580 2,298 1,139 Total revenues 109,644 108,721 315,642 323,888 Expenses: General and administrative (G&A) (1) 11,033 12,712 39,843 46,789 Property costs (including reimbursable) 5,172 5,180 15,529 19,193 Real estate acquisition costs 26 177 143 851 Interest 24,784 29,948 71,385 85,805 Depreciation and amortization 40,379 43,318 121,015 130,634 Impairments 1,279 22,301 6,254 60,258 Total expenses 82,673 113,636 254,169 343,530 Income (loss) from continuing operations before other income and 26,971 (4,915) 61,473 (19,642) income tax expense Other income: Gain on debt extinguishment — 1,792 27,092 1,769 Gain on disposition of assets 436 10,089 827 21,986 Preferred dividend income from SMTA 3,750 — 5,000 — Total other income 4,186 11,881 32,919 23,755 Income from continuing operations before income tax expense 31,157 6,966 94,392 4,113 Income tax expense (135) (144) (475) (421) Income from continuing operations 31,022 6,822 93,917 3,692 (Loss) income from discontinued operations (966) (1,500) (15,979) 37,665 Net income and total comprehensive income 30,056 5,322 77,938 41,357 Dividends paid to preferred stockholders (2,588) — (7,764) — Net income attributable to common stockholders $ 27,468 $ 5,322 $ 70,174 $ 41,357 (1) Included within G&A expenses for the nine months ended September 30, 2018 is $1.4 million of accelerated stock compensation expense recorded for the early vesting of certain awards in conjunction with the Spin-Off. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 5

SPIRIT REALTY

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except share and per share amounts

(Unaudited)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Net income attributable to common stockholders [1]	$ 27,468	$ 5,322	$ 70,174	$ 41,357
Portfolio depreciation and amortization	40,237	63,530	156,051	192,465
Portfolio impairments	1,279	37,737	17,197	88,109
Gain on disposition of assets	(436)	(8,707)	(553)	(40,197)
Funds from operations attributable to common stockholders	**$ 68,548**	**$ 97,882**	**$ 242,869**	**$ 281,734**
Gain on debt extinguishment	—	(1,792)	(26,729)	(1,770)
Real estate acquisition costs	26	196	482	773
Transaction costs	966	2,660	20,931	3,145
Non-cash interest expense	4,526	5,810	18,330	16,937
Accrued interest and fees on defaulted loans	286	1,344	1,137	2,917
Straight-line rent, net of related bad debt expense	(3,582)	(3,217)	(12,226)	(13,427)
Other amortization and non-cash charges	(892)	(743)	(1,586)	(2,447)
Non-cash compensation expense	3,084	2,339	12,189	13,778
Adjusted funds from operations attributable to common stockholders	**$ 72,962**	**$ 104,479**	**$ 255,397**	**$ 301,640**
Dividends declared to common stockholders	$ 53,546	$ 82,062	$ 209,270	$ 251,606
Net income per share of common stock				
Basic [2]	$ 0.06	$ 0.01	$ 0.16	$ 0.09
Diluted [2]	$ 0.06	$ 0.01	$ 0.16	$ 0.09
FFO per diluted share of common stock [2]	$ 0.16	$ 0.21	$ 0.56	$ 0.59
AFFO per diluted share of common stock [2]	$ 0.17	$ 0.23	$ 0.59	$ 0.64
Weighted average shares of common stock outstanding:				
Basic	426,678,579	456,671,617	433,162,760	472,698,692
Diluted	427,890,152	456,671,617	433,940,701	472,698,692

[1] Included in general and administrative expenses for the nine months ended September 30, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers.

Included in general and administrative expenses for the nine months ended September 30, 2017 is $11.1 million of severance-related costs, comprised of $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of one executive officer.

[2] For the three months ended September 30, 2018 and 2017, dividends declared to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, and for the nine months ended September 30, 2018 and 2017, dividends declared to unvested restricted stockholders of $0.9 million and $0.7 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 6

CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts NYSE:SRC (Unaudited) September 30, December 31, 2018 2017 Assets Real estate investments: Land and improvements $ 1,629,509 $ 1,598,355 Buildings and improvements 3,100,749 2,989,451 Total real estate investments 4,730,258 4,587,806 Less: accumulated depreciation (589,599) (503,568) 4,140,659 4,084,238 Loans receivable, net 52,001 78,466 Intangible lease assets, net 302,954 306,252 Real estate assets under direct financing leases, net 24,809 24,865 Real estate assets held for sale, net 43,601 20,469 Net investments 4,564,024 4,514,290 Cash and cash equivalents 7,578 8,792 Deferred costs and other assets, net 112,149 121,949 Investment in Master Trust 2014 33,558 — Preferred equity investment in SMTA 150,000 — Goodwill 225,600 225,600 Assets related to SMTA Spin-Off — 2,392,880 Total assets $ 5,092,909 $ 7,263,511 Liabilities and stockholders’ equity Liabilities: Revolving Credit Facility $ 157,000 $ 112,000 Term Loan, net 419,920 — Senior Unsecured Notes, net 295,654 295,321 Mortgages and notes payable, net 465,433 589,644 Convertible Notes, net 726,261 715,881 Total debt, net 2,064,268 1,712,846 Intangible lease liabilities, net 123,613 130,574 Accounts payable, accrued expenses and other liabilities 99,670 131,642 Liabilities related to SMTA Spin-Off — 1,968,840 Total liabilities 2,287,551 3,943,902 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both September 30, 166,177 166,193 2018 and December 31, 2017 Common stock, $0.01 par value, 750,000,000 shares authorized: 428,478,845 and 448,868,269 shares issued and outstanding at September 30, 2018 4,285 4,489 and December 31, 2017, respectively Capital in excess of common stock par value 4,989,804 5,193,631 Accumulated deficit (2,354,908) (2,044,704) Total stockholders’ equity 2,805,358 3,319,609 Total liabilities and stockholders’ equity $ 5,092,909 $ 7,263,511 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 7

CAPITALIZATION NYSE:SRC $ in thousands, except share and per share data Enterprise Value Capitalization & Enterprise $5,684 Million Value $7,000 Common Shares Outstanding (1) 426,740,154 $6,000 Common Share Price (2) $ 8.06 $5,000 Total Common Market Equity $ 3,439,526 Adjusted $4,000 Debt Preferred Share Liquidation Value 172,500 Preferred $3,000 Total Capitalization $ 3,612,026 Market Equity $2,000 Total Adjusted Debt 2,072,303 Common Market Equity $1,000 Total Enterprise Value $ 5,684,329 (1) Total outstanding shares as of September 30, 2018, less 1.7 million unvested restricted shares. $0 (2) Share price as of September 30, 2018. Debt Type Fixed/Floating Rate Debt Unsecured Liquidity 77% Floating Available Borrowing Capacity 28% Revolving Credit Facility 643,000 Cash & Cash Equivalents 7,578 Fixed 72% Total Liquidity $ 650,578 Secured 23% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 8

SPIRIT REALTY

DEBT SUMMARY

$ in thousands, as of September 30, 2018

	Maturity Date	Debt Balance	% of Total Principal	Interest Rate	Weighted Average Years to Maturity
Credit Facility					
Revolving Credit Facility [1]	March 31, 2019	$ 157,000	7.5%	3.370%	0.5
Unsecured Term Loan					
Term Loan [2]	November 2, 2018	420,000	20.0%	3.570%	0.1
Unamortized net premiums and deferred financing costs		(80)			
Carrying amount		419,920			
Convertible Notes					
2.875% Notes due 2019	May 15, 2019	402,500	19.2%	2.875%	0.6
3.750% Notes due 2021	May 15, 2021	345,000	16.4%	3.750%	2.6
Principal amount		747,500			
Unamortized net premiums and deferred financing costs		(21,239)			
Carrying amount		726,261			
Master Trust 2013 [3]					
Series 2013-2 Class A Notes	December 20, 2023	169,012	8.1%	5.269%	5.2
Unamortized net premiums and deferred financing costs		(4,389)			
Carrying amount		164,623			
Senior Unsecured Notes					
4.450 % Notes due 2026	September 15, 2026	300,000	14.3%	4.450%	8.0
Unamortized net premiums and deferred financing costs		(4,346)			
Carrying amount		295,654			
Mortgages Payable [3]					
7 CMBS loans on 101 properties [4]	August 2018 - August 2031	275,460	13.1%	5.510%	4.7
4 related party mortgages on 6 properties	November 2025 - March 2028	28,630	1.4%	1.000%	9.5
Principal amount		304,090			
Unamortized net premiums and deferred financing costs		(3,280)			
Carrying amount		300,810			
	Total Debt, net	**$ 2,064,268**	**100.0%**	**3.930%**	**2.9**

	Principal Balance	% of Total Principal	Weighted Avg. Stated Int. Rate
Total Unsecured Debt	$ 1,624,500	77.4%	3.580%
Total Secured Debt [3]	473,102	22.6%	5.154%
Total Principal	**$ 2,097,602**	**100.0%**	**3.930%**

[1] The Revolving Credit Facility has an initial maturity date of March 31, 2019, which may be extended at the Company's option pursuant to a one-year extension option.

[2] The Term Loan has an initial maturity date of November 2, 2018, which may be extended at the Company's option pursuant to two one-year extension options. On November 2, 2018, the Company exercised its option to extend the maturity date to November 2, 2019.

[3] A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

[4] The weighted average rate includes the default interest rate for one single-asset fixed rate CMBS loan totaling $9.9 million, including $3.1 million of capitalized interest, that is in default due to underperformance of the collateral property.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 9

SENIOR UNSECURED NOTES COVENANT COMPLIANCE NYSE:SRC Covenant Requirement September 30, 2018 Total Debt to Total Assets (1) < 60% 39.5% Total Secured Debt to Total Assets (1) < 40% 8.3% Fixed Charge Coverage (1) > 1.5x 4.72x Total Unencumbered Assets to Total Unsecured Debt (1) > 1.5x 2.52x Credit Ratings Fitch Ratings BBB- Moody's Ratings Services Baa3 Standard & Poor's Rating Services BBB- (1) All covenants are calculated per the requirements of the Indenture agreement. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 10

INVESTMENT AND DISPOSITION ACTIVITY

$ in thousands

Investments - The tables below detail the acquisition activity for only those assets acquired for the SRC portfolios.

Q3 2018

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	90.9%	3	11	$ 208,316	$ 13,947	898,706	6.70%	7.86%	17.9
Existing Tenants	6.8	2	2	15,571	1,241	118,002	7.97	8.26	8.2
Revenue Producing Capital Expenditures	2.3	—	13	5,185	411	—	7.93	—	—
Total/Weighted Average	**100.0%**	**5**	**26**	**$ 229,072**	**$ 15,599**	**1,016,708**	**6.81%**	**7.88%**	**17.1**
By Asset Type:									
Retail	100.0%	5	26	$ 229,072	$ 15,599	1,016,708	6.81%	7.88%	17.1
Total/Weighted Average	**100.0%**	**5**	**26**	**$ 229,072**	**$ 15,599**	**1,016,708**	**6.81%**	**7.88%**	**17.1**

YTD 2018

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	83.5%	3	11	$ 208,316	$ 13,947	898,706	6.70%	7.86%	17.9
Existing Tenants	7.3	3	3	18,221	1,523	135,790	8.36	8.71	9.5
Revenue Producing Capital Expenditures	9.2	—	42	22,821	1,847	—	8.09	—	—
Total/Weighted Average	**100.0%**	**6**	**56**	**$ 249,358**	**$ 17,317**	**1,034,496**	**6.94%**	**7.92%**	**17.1**
By Asset Type:									
Retail	100.0%	6	56	$ 249,358	$ 17,317	1,034,496	6.94%	7.92%	17.1
Total/Weighted Average	**100.0%**	**6**	**56**	**$ 249,358**	**$ 17,317**	**1,034,496**	**6.94%**	**7.92%**	**17.1**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 11

SPIRIT REALTY

INVESTMENT AND DISPOSITION ACTIVITY

$ in thousands

Dispositions - The tables below detail only that activity related to SRC retained portfolios.

Q3 2018

	% of R/E Investment	Number of Properties		Gross Investment		Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Yrs)
Vacant	100.0%	1	$	3,477	$	3,725	—%	—
Total/Weighted Average	**100.0%**	**1**	**$**	**3,477**	**$**	**3,725**	**—%**	**—**
By Asset Type:								
Retail	100.0%	1	$	3,477	$	3,725	—%	—
Total/Weighted Average	**100.0%**	**1**	**$**	**3,477**	**$**	**3,725**	**—%**	**—**

YTD 2018

	% of R/E Investment	Number of Properties		Gross Investment		Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Yrs)
Occupied	25.0%	8	$	13,162	$	13,696	8.23%	17.20
Vacant	20.9	4		11,038		10,414	—	—
Transferred to lender [2]	54.1	6		28,546		23,887	—	—
Total/Weighted Average	**100.0%**	**18**	**$**	**52,746**	**$**	**47,997**	**8.23%**	**17.20**
By Asset Type:								
Retail	88.7%	16	$	46,747	$	41,939	8.78%	17.19
Industrial	5.4	1		2,868		3,050	6.34	0.01
Office	5.9	1		3,131		3,008	—	—
Total/Weighted Average	**100.0%**	**18**	**$**	**52,746**	**$**	**47,997**	**8.23%**	**17.20**

[1] Capitalization rates are calculated solely on income producing properties.

[2] The gross sales price for properties transferred to lender represents the net book value of the properties at time of transfer.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 12

SPIRIT REALTY

TENANT DIVERSIFICATION – TOP 100

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
1	Walgreens	40	589	3.5%
2	Church's Chicken	170	243	3.4%
3	Circle K	82	248	3.0%
4	Home Depot	7	821	2.8%
5	CVS	35	435	2.5%
6	Life Time Fitness	5	588	2.4%
7	C-Store *(GPM Investments, LLC)*	105	272	2.3%
8	Albertsons	16	734	1.9%
9	Ferguson Enterprises	7	1,003	1.7%
10	PetSmart	4	1,016	1.7%
11	BJ's Wholesale Club	4	475	1.6%
12	Main Event	7	441	1.5%
13	Sportsman's Warehouse	9	426	1.5%
14	Applebee's	22	120	1.5%
15	Advance Auto Parts	54	377	1.4%
16	C-Store (*White Oak Station, LLC*)	41	163	1.4%
17	Dollar General	58	603	1.4%
18	LA Fitness	6	260	1.4%
19	Mister Car Wash	17	113	1.4%
20	IBM	2	395	1.4%
21	Tractor Supply	22	589	1.4%
22	Smart & Final	5	263	1.4%
23	Regal Cinemas	8	357	1.3%
24	Red Lobster	27	184	1.3%
25	FedEx	4	429	1.3%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
26	Lowe's	6	806	1.3%
27	Alaska Club	5	305	1.2%
28	Kohl's	7	571	1.2%
29	CarMax	4	155	1.1%
30	Emagine Theaters	8	452	1.1%
31	Pep Boys	12	250	1.1%
32	Specialists in Urology *(21st Century Oncology Holdings, Inc.)*	9	128	1.0%
33	At Home	6	756	1.0%
34	AMC Theatres	4	226	1.0%
35	Rite Aid	12	158	1.0%
36	Studio Movie Grill	4	203	1.0%
37	Georgia Theatre	4	171	0.9%
38	Smokey Bones Barbecue & Grill	13	100	0.9%
39	C-Store *(Irving Oil Marketing, Inc.)*	37	101	0.8%
40	Flying J Travel Plaza	3	48	0.8%
41	Aaron's	26	266	0.8%
42	South Carolina Oncology Associates	1	120	0.8%
43	C-Store *(Supermesa Fuel & Merc, LLC)*	6	24	0.7%
44	Defined Fitness	5	205	0.7%
45	Zips Car Wash	13	48	0.7%
46	Taco Bueno	35	98	0.7%
47	J. Jill	1	390	0.7%
48	Camping World	6	295	0.7%
49	Office Depot	10	214	0.7%
50	CircusTrix	9	214	0.6%
Top 50 Tenants		**1,003**	**17,448**	**68.9%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 13

TENANT DIVERSIFICATION – TOP 100 (continued)

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
51	Dave & Buster's	3	80	0.6%
52	Best Buy	4	188	0.6%
53	C-Store *(Town Star Holdings, LLC)*	12	43	0.6%
54	Sunny Delight	1	286	0.6%
55	Childcare Network	20	191	0.6%
56	Universal Tax Systems	1	101	0.6%
57	Curacao	1	103	0.5%
58	24 Hour Fitness	2	105	0.5%
59	Malibu Boats	2	303	0.5%
60	American Lubefast	27	60	0.5%
61	Walmart	4	370	0.5%
62	DOW Emergency	3	41	0.5%
63	Ladybird Academy	6	72	0.5%
64	Gold's Gym	3	118	0.5%
65	Academy Sports	4	241	0.5%
66	Old Time Pottery	3	355	0.5%
67	Crunch Fitness	4	163	0.5%
68	Southern Theatres	2	106	0.5%
69	Food City	3	130	0.4%
70	C-Store *(Mountain Express Oil Company Southeast, LLC)*	13	27	0.4%
71	Riverview 14 GDX	1	66	0.4%
72	Davis-Standard	2	361	0.4%
73	KFC	14	40	0.4%
74	Hardee's	17	60	0.4%
75	C-Store *(Jordan Oil Company of the Carolinas, Inc)*	8	49	0.4%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
76	Sonny's BBQ	8	48	0.4%
77	La-Z-Boy	3	72	0.4%
78	Staples	6	137	0.3%
79	Jo-Ann's	3	110	0.3%
80	Missoula Fresh Market	2	110	0.3%
81	Liberty Oilfield Services	2	85	0.3%
82	Taco Bell	9	20	0.3%
83	Faurecia Interior Systems	1	107	0.3%
84	Clean Freak	5	22	0.3%
85	Accel International	2	270	0.3%
86	Childtime	9	73	0.3%
87	Dollar Tree	12	115	0.3%
88	Cinemark	1	54	0.3%
89	Winco Grocery	1	82	0.3%
90	HOM Furniture	1	122	0.3%
91	Brookshire Brothers	7	213	0.3%
92	III Forks	1	19	0.3%
93	Hobby Lobby	1	141	0.3%
94	C-Store *(Wawa, Inc.)*	3	14	0.3%
95	Ryan's	5	54	0.3%
96	In-Shape	2	85	0.3%
97	Milo's	8	25	0.3%
98	Sonic Drive-In	14	24	0.2%
99	Fox Rehabilitation Services	1	90	0.2%
100	Bank of America	1	73	0.2%
Top 100 Tenants		**1,271**	**23,272**	**88.7%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 14

INDUSTRY DIVERSIFICATION


Industry Category Concentration: Percent of Contractual Rent
Service
61.1%
Retail
33.7%
Industrial
4.4%
Other
0.8%

Tenant Industry	Industry Category	Number of Owned Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
Convenience Stores	Service	312	963	10.2%
Health and Fitness	Service	40	2,128	8.2%
Restaurants - Quick Service	Service	332	686	7.2%
Drug Stores / Pharmacies	Service	87	1,183	6.9%
Movie Theaters	Service	32	1,636	6.4%
Restaurants - Casual Dining	Service	101	727	5.9%
Grocery	Retail	42	1,940	5.3%
Home Improvement	Retail	14	1,653	4.2%
Specialty Retail	Retail	62	1,682	3.9%
Medical Office	Service	36	620	3.9%
Home Furnishings	Retail	19	1,869	3.6%
Entertainment	Service	22	842	3.0%
Manufacturing	Industrial	13	1,875	2.8%
Professional Services	Service	6	684	2.5%
Car Washes	Service	35	183	2.4%
Warehouse Clubs/Supercenters	Retail	9	883	2.2%
Automotive Services	Service	54	419	2.1%
Sporting Goods	Retail	13	667	2.0%
Building Materials	Retail	9	1,047	1.9%
Dollar Stores	Retail	70	718	1.7%
Pet Supplies & Services	Retail	4	1,016	1.7%
Distribution	Industrial	6	677	1.6%
Education	Service	37	390	1.6%
Automotive Dealers	Retail	10	297	1.5%
Automotive Parts	Retail	54	383	1.5%
General Merchandise	Retail	7	571	1.2%
Office Supplies	Retail	17	458	1.2%
Apparel	Retail	4	477	0.9%
Travel Plaza	Service	3	48	0.8%
Other	Other	6	244	0.8%
Consumer Electronics	Retail	5	218	0.6%
Discount Retailer	Retail	3	166	0.3%
Vacant		6	978	—
Total		**1,470**	**28,328**	**100.0%**

Tenant Industry determined using the NAICS code of the Tenant.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 15

PORTFOLIO DIVERSIFICATION NYSE:SRC KEY Northeast Midwest South West % of Contractual Rent Texas 12.0% Michigan 3.7% Minnesota 2.3% Oklahoma 1.5% Nevada 1.1% Iowa 0.8% Montana 0.5% U.S. V.I. 0.2% Florida 7.5% Arizona 3.4% Colorado 2.3% Alaska 1.3% Kansas 1.0% Utah 0.7% Massachusetts 0.5% Wyoming 0.1% Georgia 6.6% Virginia 3.2% Indiana 2.0% New Hampshire 1.3% Louisiana 1.0% North Dakota 0.7% Wisconsin 0.3% South Dakota 0.1% California 6.1% Missouri 3.0% Kentucky 1.9% Pennsylvania 1.3% Idaho 1.0% Washington 0.7% Rhode Island 0.3% Delaware 0.1% Ohio 5.0% South Carolina 2.5% New York 1.9% Arkansas 1.2% Maryland 1.0% Maine 0.5% West Virginia 0.3% Vermont * Illinois 4.1% Alabama 2.5% New Mexico 1.8% Mississippi 1.2% Connecticut 1.0% Oregon 0.5% Nebraska 0.2% Hawaii — Tennessee 3.9% North Carolina 2.4% New Jersey 1.5% * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 16

SAME STORE CONTRACTUAL RENT

$ in thousands

Same Store Results		
Number of Properties		1,316
Total Square Feet (in thousands)		22,014
September 2018 Contractual Rent	$	26,340
September 2017 Contractual Rent	$	25,889
Increase (in dollars)	$	451
Increase (percent)		1.7%

Same Store Pool Defined

We include all properties owned throughout the measurement period in both the current and prior year and exclude: multi-tenant properties, properties that were vacant, renewed or relet at any point during the measurement period, construction in progress, and properties where contractual rent was fully or partially reserved in either the current or prior measurement period.



Top Tenant Industry Contributors	Contractual Rent for the Month Ended September 30, 2018		Contractual Rent for the Month Ended September 30, 2017		Net Change		% Change by Industry Type	% of Total Industry Contribution
Convenience Stores	$	2,966	$	2,966	$	—	—%	11.3%
Restaurants - Quick Service		2,005		1,975		30	1.5%	7.6%
Drug Stores / Pharmacies		1,963		1,961		2	0.1%	7.5%
Restaurants - Casual Dining		1,763		1,719		44	2.6%	6.7%
Grocery		1,527		1,517		10	0.7%	5.8%
Health and Fitness		1,449		1,407		42	3.0%	5.5%
Movie Theaters		1,494		1,423		71	5.0%	5.7%
Medical Office		1,216		1,183		33	2.8%	4.6%
Remaining Tenant Categories		11,957		11,738		219	1.9%	45.3%
Total	**$**	**26,340**	**$**	**25,889**	**$**	**451**	**1.7%**	**100.0%**

Asset Type	Contractual Rent for the Month Ended September 30, 2018		Contractual Rent for the Month Ended September 30, 2017		Net Change		% Change by Asset Type	% of Total Asset Contribution
Retail	$	22,661	$	22,357	$	304	1.4%	86.0%
Industrial		2,347		2,240		107	4.8%	8.9%
Office		1,332		1,292		40	3.1%	5.1%
Total	**$**	**26,340**	**$**	**25,889**	**$**	**451**	**1.7%**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 17

OCCUPANCY NYSE:SRC Owned Properties Change in Vacant Properties Occupied 1,464 Vacant Properties at December 31, 2017 19 Vacant 6 Additions 14 Dispositions (9) Total Owned Properties 1,470 Relets (3) Contributions to SMTA (15) Occupancy Rate 99.6% Vacant Properties at September 30, 2018 6 Historical Occupancy Rates 99.6% 99.6% 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% 97.9% 99.1% 99.2% 98.9% 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 18

LEASE STRUCTURE AND EXPIRATIONS $ in thousands NYSE:SRC Lease Expirations as a Percent of Contractual Rent   Number of Total Contractual Rent Owned Square Feet (1) Year Properties (in thousands) Annualized Remainder of 2018 0.5% 2018 Remainder 3 378 $ 2,020 2019 1.6% 2020 3.2% 2019 20 529 6,138 2021 8.0% 2020 35 1,010 12,354 2022 5.4% 2021 116 2,399 30,762 2023 9.8% 2022 45 1,916 20,424 2024 4.0% 2025 4.3% 2023 111 3,780 37,335 2026 5.9% 2024 27 1,291 15,157 2027 8.7% 2025 36 1,270 16,458 2028 and thereafter 48.6% 2026 78 1,686 22,527 2027 114 2,277 33,064 Thereafter 879 10,814 185,516 Lease Escalations as a Percent of Contractual Rent (Excludes Multi-Tenant Properties) Vacant 6 978 — Totals 1,470 28,328 $ 381,755 (1) Contractual Rent multiplied by twelve. Annualized Cash Rents were $380.9 million as of September 30, 2018. Based on Contractual Rent: Contractual Fixed Increases Flat 86% of our leases (excluding those on multi-tenant 67% 14% properties) provide for periodic escalations, 38% of our leases are under master lease structures, 44% of our tenants provide unit level financials, and CPI-Related 2.7x weighted average unit level coverage for our 19% reporting tenants Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 19

NET ASSET VALUE (NAV) COMPONENTS $ in thousands NYSE:SRC Number of Contractual Rent Owned Real Estate Portfolio Properties Annualized (1) Retail (2) 1,394 $ 323,699 Office 36 18,495 Industrial 26 29,719 Data Centers 3 5,979 Leased Real Estate Properties Held For Sale, Net 5 3,863 Vacant Properties (3) 5 — Properties under Defaulted Loans (4) 1 — Total Owned Real Estate Portfolio 1,470 $ 381,755 Other NAV Components Total Loans Receivable Principal Balance Outstanding: $ 49,288 Investment in Master Trust 2014 Principal Balance Outstanding: $ 33,558 Cash and Cash Equivalents $ 7,578 Restricted Cash 17,721 Contractual Rent Annualized (1) Preferred Equity Investment in Spirit MTA REIT 150,000 Top Ten Tenants $ 95,586 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 24,481 Top 100 Tenants $ 337,782 Total Other Tangible Assets Net Book Value: $ 199,780 (1) September Contractual Rent multiplied by twelve. (2) Includes five direct financing lease properties with a Real Estate Total Debt Principal Balance Outstanding: $ 2,097,602 Investment value of $24.8 million. Annualized Cash Rents include the tenants' current cash obligations of $1.9 million for the lease of these properties. Accounts Payable, Accrued Expenses (3) Includes one property that is held for sale with a net book value of $7.7 (5) Net Book Value: $ 99,670 million. and Other Tangible Liabilities (4) One vacant property, with a net book value of $0.7 million, securing a fixed rate CMBS loan with $9.9 million of outstanding principal payable (including $3.1 million of capitalized interest) that is in default due to the Preferred Shares Liquidation Value: $ 172,500 underperformance of the property. (5) Includes $55.0 million in dividends payable. (6) (6) Total outstanding shares as of September 30, 2018, less 1.7 million Common Shares Outstanding 426,740,154 unvested restricted shares. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 20

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Derek Johnston	derek.johnston@db.com	904.520.4973
	Shivani Sood	shivani.sood@db.com	212.250.4617
Green Street Advisors	Spenser Allaway	sallaway@greenst.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Nikita Bely	nikita.bely@jpmorgan.com	212.622.0695
Ladenburg Thalman & Co.	John J. Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Egan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2538
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	440.715.2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
Robert W. Baird	Richard J. Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 21

APPENDIX 22

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Funds from Operations (FFO) and comparable to such other equity REITs’ FFO. determined in accordance with GAAP, is not Adjusted Funds from Operations (AFFO) Accordingly, FFO should be considered only as a necessarily indicative of cash available to fund cash We calculate FFO in accordance with the standards supplement to net income (loss) attributable to needs and should not be considered as an alternative established by the National Association of Real common stockholders as a measure of our to net income (loss) (determined in accordance with Estate Investment Trusts (NAREIT). FFO represents performance. GAAP) as a performance measure. net income (loss) attributable to common stockholders (computed in accordance with GAAP), AFFO is a non-GAAP financial measure of operating Adjusted EBITDAre represents EBITDAre, or excluding real estate-related depreciation and performance used by many companies in the REIT earnings before interest, taxes, depreciation and amortization, impairment charges and net (gains) industry. We adjust FFO to eliminate the impact of amortization for real estate, modified to include other losses from property dispositions. FFO is a certain items that we believe are not indicative of our adjustments to GAAP net income (loss) for supplemental non-GAAP financial measure. We use core operating performance, including restructuring transaction costs, adjustments for revenue producing FFO as a supplemental performance measure and divestiture costs, other G&A costs associated acquisitions and dispositions for the quarter as if such because we believe that FFO is beneficial to with relocation of the Company's headquarters, acquisitions and dispositions had occurred as of the investors as a starting point in measuring our transactions costs associated with our spin-off, beginning of the quarter, severance charges, real operational performance. Specifically, in excluding default interest and fees on non-recourse mortgage estate acquisition costs, debt extinguishment gains real estate-related depreciation and amortization, indebtedness, debt extinguishment gains (losses), (losses) and other items that we do not consider to gains and losses from property dispositions and transaction costs incurred in connection with the be indicative of our on-going operating performance. impairment charges, which do not relate to or are not acquisition of real estate investments subject to We focus our business plans to enable us to sustain indicative of operating performance, FFO provides a existing leases and certain non-cash items. These increasing shareholder value. Accordingly, we believe performance measure that, when compared year certain non-cash items include non-cash revenues that excluding these items, which are not key drivers over year, captures trends in occupancy rates, rental (comprised of straight-line rents, amortization of of our investment decisions and may cause short- rates and operating costs. We also believe that, as a above and below market rent on our leases, term fluctuations in net income, provides a useful widely recognized measure of the performance of amortization of lease incentives, amortization of net supplemental measure to investors and analysts in equity REITs, FFO will be used by investors as a premium (discount) on loans receivable, provision for assessing the net earnings contribution of our real basis to compare our operating performance with that bad debts and amortization of capitalized lease estate portfolio. Because these measures do not of other equity REITs. However, because FFO transaction costs), non-cash interest expense represent net income (loss) that is computed in excludes depreciation and amortization and does not (comprised of amortization of deferred financing accordance with GAAP, they should not be capture the changes in the value of our properties costs and amortization of net debt discount/premium) considered alternatives to net income (loss) or as an that result from use or market conditions, all of which and non-cash compensation expense (stock-based indicator of financial performance. A reconciliation of have real economic effects and could materially compensation expense). In addition, other equity net income (loss) attributable to common impact our results from operations, the utility of FFO REITs may not calculate AFFO as we do, and, stockholders (computed in accordance with GAAP) to as a measure of our performance is limited. In accordingly, our AFFO may not be comparable to EBITDAre and Adjusted EBITDAre is included in the addition, other equity REITs may not calculate FFO such other equity REITs’ AFFO. AFFO does not Appendix found at the end of this presentation. as we do, and, accordingly, our FFO may not be represent cash generated from operating activities Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 23

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Annualized Adjusted EBITDAre is calculated by We believe this ratio is a beneficial disclosure to Contractual Rent represents monthly contractual multiplying Adjusted EBITDAre of a quarter by four. investors as a supplemental means of evaluating our cash rent and earned income from direct financing Our computation of Adjusted EBITDAre and ability to meet obligations senior to those of our leases, excluding percentage rents, from our Owned Annualized Adjusted EBITDAre may differ from the equity holders. Our computation of this ratio may Properties recognized during the final month of the methodology used by other equity REITs to calculate differ from the methodology used by other equity reporting period, adjusted to exclude amounts these measures and, therefore, may not be REITs and, therefore, may not be comparable to such received from properties sold during that period and comparable to such other REITs. A reconciliation of other REITs. adjusted to include a full month of contractual rent for Annualized Adjusted EBITDAre is included in the properties acquired during that period. We use Annualized Cash Rents represents the annualized Appendix found at the end of this presentation. Contractual Rent when calculating certain metrics monthly Contractual Rent, less any rent reserved for, that are useful to evaluate portfolio credit, asset type, Adjusted Debt represents interest bearing debt multiplied by twelve. industry and geographic diversity and to manage risk. (reported in accordance with GAAP) adjusted to Capitalization Rate represents the Annualized Cash exclude unamortized debt discount/premium, EBITDAre is a non-GAAP financial measure and is Rents on the date of a property disposition divided by deferred financing costs, and reduced by cash and computed in accordance with standards established the gross sales price. For multi-tenant properties, cash equivalents and cash reserves on deposit with by NAREIT. EBITDAre is defined as net income (loss) non-reimbursable property costs are deducted from lenders as additional security. By excluding these (computed in accordance with GAAP), plus interest the Annualized Cash Rents prior to computing the amounts, the result provides an estimate of the expense, plus income tax expense (if any), plus disposition Capitalization Rate. contractual amount of borrowed capital to be repaid, depreciation and amortization, plus (minus) losses net of cash available to repay it. We believe this CMBS are those notes secured by commercial real and gains on the disposition of depreciated property, calculation constitutes a beneficial supplemental non- estate and rents therefrom under which certain plus impairment write-downs of depreciated property GAAP financial disclosure to investors in indirect wholly-owned special purpose entity and investments in unconsolidated real estate understanding our financial condition. A reconciliation subsidiaries of the Company are the borrowers. ventures, plus adjustments to reflect the Company's of interest bearing debt (reported in accordance with These liabilities are discussed in greater detail in our share of EBITDAre of unconsolidated real estate GAAP) to Adjusted Debt is included in the Appendix financial statements and the notes thereto included in ventures. found at the end of this presentation. our periodic reports filed with the SEC. Economic Yield is calculated by dividing the Adjusted Debt to Annualized Adjusted EBITDAre Convertible Notes are the $402.5 million convertible contractual cash rent, including fixed rent escalations is a supplemental non-GAAP financial measure we notes of the Company due in 2019 and the $345.0 and/or cash increases determined by CPI (increases use to evaluate the level of borrowed capital being million convertible notes of the Company due in calculated using a month to month historical CPI used to increase the potential return of our real estate 2021, together. These liabilities are discussed in index) by the initial lease term, expressed as a investments and a proxy for a measure we believe is greater detail in our financial statements and the percentage of the Gross Investment. used by many lenders and ratings agencies to notes thereto included in our periodic reports filed evaluate our ability to repay and service our debt with the SEC. obligations over time. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 24

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Enterprise Value represents Total Market Initial Cash Yield from properties is calculated by Master Trust 2013 Notes are net-lease mortgage Capitalization less cash and cash equivalents and dividing the first twelve months of contractual cash notes issued under the Spirit Master Funding reserves on deposit with lenders as of the date rent (excluding any future rent escalations provided Program and the securitization trusts established indicated. subsequently in the lease and percentage rent) by thereunder. Indirect special purpose entity the Gross Investment in the related properties. Initial subsidiaries of the Company are the borrowers. Equity Market Capitalization is calculated by Cash Yield is a measure (expressed as a These liabilities are discussed in greater detail in our multiplying the number of shares outstanding by the percentage) of the contractual cash rent expected to financial statements and the notes thereto included in closing share price of the Company’s common stock be earned on an acquired property in the first year. our periodic reports filed with the SEC. as of the date indicated. Because it excludes any future rent increases or additional rent that may be contractually provided for Net Asset Value (NAV) We believe disclosing Fixed Charge Coverage Ratio (FCCR) is the ratio of in the lease, as well as any other income or fees that information frequently used in the calculation of NAV Annualized Adjusted EBITDAre to Annualized Fixed may be earned from lease modifications or asset is useful to investors and because it enables and Charges, a ratio derived from non-GAAP measures dispositions, Initial Cash Yield does not represent the facilitates calculation of a metric frequently used by that we use to evaluate our liquidity and ability to annualized investment rate of return of our acquired our management as one method to estimate the fair obtain financing. Fixed charges consist of interest properties. Additionally, actual contractual cash rent value of our business. The assessment of the fair expense, reported in accordance with GAAP, less earned from the properties acquired may differ from value of our business is subjective in that it involves non-cash interest expense. Annualized Fixed the Initial Cash Yield based on other factors, estimates and assumptions and can be calculated Charges is calculated by multiplying fixed charges for including difficulties collecting anticipated rental using various methods. Therefore, we have the quarter by four. revenues and unanticipated expenses at these presented certain information regarding our financial properties that we cannot pass on to tenants, as well and operating results, as well as our assets and GAAP are the Generally Accepted Accounting as the risk factors set forth in our Annual Report on liabilities that we believe are important in calculating Principles in the United States. Form 10-K for the year ended December 31, 2017, our NAV, but have not presented any specific and Quarterly Report on Form 10-Q for the quarter methodology nor provided any guidance on the Gross Investment represents the gross acquisition ended September 30, 2018. assumptions or estimates that should be used in the cost including the contracted purchase price and calculation of NAV. The components of NAV do not related capitalized transaction costs. Lease Expiration is the end of the initial term under consider the potential changes in the value of assets, a lease and does not account for extension periods the collectability of rents or other receivable under the lease. obligations, or the value associated with our operating platform. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 25

REPORTING DEFINITIONS AND EXPLANATIONS NYSE:SRC Net Book Value represents the Real Estate Tenant represents the legal entity ultimately Weighted Average Remaining Lease Term is Investment value, less impairment charges and net of responsible for obligations under the lease calculated by dividing the sum product of (a) a stated accumulated depreciation. agreement or an affiliated entity. Other tenants may revenue or sales price component and (b) the lease operate the same or similar business concept or term for each lease by (c) the sum of the total Occupancy is calculated by dividing the number of brand. revenue or sale price components for all leases economically yielding Owned Properties in the within the sample. portfolio as of the measurement date by the number Term Loan refers to a $420.0 million unsecured term of total Owned Properties on said date. facility which includes an accordion feature which Weighted Average Stated Interest Rate is allows the facility to be increased to up to $600.0 calculated by dividing the sum product of (a) coupon Owned Properties refers to properties owned fee- million, subject to obtaining additional lender interest rate of each note and (b) the principal simple or ground leased by Company subsidiaries as commitments. Borrowings may be repaid without balance outstanding of each note by (c) the sum of lessee. premium or penalty, and may be re-borrowed within the total principal balances outstanding for all notes 30 days up to the then available loan commitment. in the sample. Real Estate Investment represents the Gross Investment plus improvements less impairment Total Market Capitalization represents Equity Weighted Average Unit Level Rent Coverage is charges. Market Capitalization plus Total Debt as of the date used as an indicator of individual asset profitability, as indicated. well as signaling the property’s importance to our Revolving Credit Facility refers to the $800 million tenants’ financial viability. We calculate Unit Level unsecured credit facility which matures on March 31, Total Debt represents the sum of the principal Rent Coverage by dividing our reporting tenants’ 2019. The Revolving Credit Facility includes sublimits balances outstanding on interest-bearing debt on the trailing 12-month EBITDAR (earnings before interest, for swingline loans and letter of credit issuances. Company’s balance sheet as of the date indicated. tax, depreciation, amortization and rent) by annual Swingline loans and letters of credit reduce contractual rent. These are then weighted based on availability under the Revolving Credit Facility.  The Unencumbered Assets represents the assets in our the tenant's Contractual Rent. Tenants in the ability to borrow under the Revolving Credit Facility is portfolio that are not subject to mortgage manufacturing industry are excluded from the subject to the ongoing compliance with customary indebtedness, which we use to evaluate our calculation. financial covenants. potential access to capital and in our management of financial risk. The asset value attributed to these Senior Unsecured Notes refers to the $300 million assets is the Real Estate Investment. aggregate principal amount of 4.450% senior unsecured notes due 2026. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 26

NON-GAAP RECONCILIATIONS $ in thousands NYSE:SRC Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre Q3 2018 Fixed Charge Coverage Ratio (FCCR) Q3 2018 Revolving Credit Facility $ 157,000 Annualized Adjusted EBITDAre $ 399,224 Term Loan, net 419,920 Interest expense 24,784 Unsecured Senior Notes, net 295,654 Less: Non-cash interest (4,526) Mortgages and notes payable, net 465,433 Preferred Stock dividends 2,588 Convertible Notes, net 726,261 Fixed charges $ 22,846 Total debt, net 2,064,268 Annualized fixed charges $ 91,384 Add/(less): Fixed Charge Coverage Ratio 4.4x Unamortized debt discount, net 17,406 Unamortized deferred financing costs 15,928 Adjusted Debt to Enterprise Value Cash and cash equivalents (7,578) Q3 2018 Restricted cash balances held for the benefit of lenders (17,721) Adjusted Debt $ 2,072,303 Total adjustments 8,035 Enterprise value 5,684,329 Adjusted Debt $ 2,072,303 Adjusted Debt / Enterprise Value 36.5% Preferred Stock at liquidation value 172,500 Adjusted Debt + Preferred Stock $ 2,244,803 Unencumbered Assets to Unsecured Debt Net income $ 30,056 Q3 2018 Add/(less): Unsecured debt: Interest 24,784 Revolving Credit Facility $ 157,000 Depreciation and amortization 40,379 Term Loan 420,000 Income tax expense 135 Senior Unsecured Notes 300,000 Gain on disposition of assets (436) Convertible Notes 747,500 Impairments on real estate assets 1,279 Total Unsecured Debt $ 1,624,500 Total adjustments 66,141 Unencumbered Assets $ 4,092,706 EBITDAre $ 96,197 Unencumbered Assets / Unsecured Debt 2.5x Add/(less): Adjustments to revenue producing acquisitions and dispositions (1) 2,617 Notice Regarding Non-GAAP Financial Measures Transaction costs 966 In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition Real estate acquisition costs 26 to, not a substitute for or superior to, measures of financial performance prepared in Gain on debt extinguishment — accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial Total adjustments to EBITDAre 3,609 measures. Reconciliations to the most directly comparable GAAP financial measures and Adjusted EBITDAre $ 99,806 statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is Annualized Adjusted EBITDAre $ 399,224 published. Adjusted Debt / Annualized Adjusted EBITDAre 5.2x (1) Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions Adjusted Debt + Preferred / Annualized Adjusted EBITDAre 5.6x had occurred at the beginning of the quarter. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 27

FORWARD-LOOKING STATEMENTS AND RISK FACTORS NYSE:SRC The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Q3 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of September 30, 2018 28